Exhibit 99(a)(1)(ii)

LETTER OF TRANSMITTAL
To Accompany Shares of Beneficial Interest of
BANCROFT FUND LTD. (the “Fund”)
Tendered Pursuant to the Offer to Purchase
dated January 31, 2008

THE OFFER TO PURCHASE WILL EXPIRE AT 9:30 A.M. EASTERN STANDARD TIME ON FEBRUARY 29, 2008, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

American Stock Transfer & Trust Company

By First Class Mail:	Overnight Courier:	By Hand:
Operations Center	59 Maiden Lane	59 Maiden Lane
6201 15th Avenue	Concourse Level	Concourse Level
Brooklyn, NY 11219	New York, NY 10038	New York, NY 10038
Attention: Reorganization	Attention: Reorganization Department	Attention: Reorganization
Department		Department

By Facsimile:
(718) 234-5001
Confirm Facsimile Transmission:
(877) 248-6417 or (718) 921-8317

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN THOSE SHOWN ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED AND COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW (OR, IN THE CASE OF A NON-U.S. PERSON, THE APPROPRIATE TYPE OF FORM W-8). THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF FUND SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Fund Share(s) Tendered(1) (Please attach additional list if necessary)

	Fund Share Certificate Number(s) (2)	Total Number of Fund Shares Represented by Share Certificate(s) (2)	Number of Fund Shares Tendered(3)

Total Shares Tendered
(1) If the Fund Shares being tendered are Shares held by the Transfer Agent pursuant to the Fund’s Automatic Dividend Reinvestment Plan, shareholders should so indicate on page 4.

(2) Need not be completed by shareholders who tender Fund Shares by book-entry transfer.

(3) Unless otherwise expressly stated in this Letter of Transmittal all Fund Shares evidenced by any certificates delivered to the Depositary are being tendered. See Instruction 5.

☐ Check here if Share Certificates have been lost or mutilated.

THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING FUND SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL, AND ANY OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING SHAREHOLDER. IF DOCUMENTS ARE SENT BY MAIL, THE FUND RECOMMENDS USE OF REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED. Shareholders have the responsibility to cause (a) tender of their Fund Shares for purchase (in proper certificated or uncertificated form); (b) the timely delivery of a properly completed Letter of Transmittal (or a copy or facsimile thereof) (including original signature(s) and the original of any required signature guarantee(s)); and (c) the timely delivery of all other documents required by the Letter of Transmittal. Timely delivery is a condition precedent to acceptance of Fund Shares for purchase pursuant to the Offer.

This Letter of Transmittal is to be used (a) if certificates for Fund Shares (as defined below) are to be forwarded herewith, or (b) if uncertificated Fund Shares held by the Fund’s Transfer Agent pursuant to the Fund’s Automatic Dividend Reinvestment Plan are to be tendered, or (c) if tenders are to be made by book-entry transfer, to any of the accounts maintained by the Depositary at the Depository Trust Company (“DTC” or the “Book-Entry Transfer Facility”) pursuant to the procedure set forth in Section 4, “Procedures for Tendering Shares for Purchase,” of the Fund’s Offer to Purchase dated January 31, 2008 (the “Offer to Purchase”). Shareholders whose certificates are not immediately available or who cannot deliver certificates for Fund Shares (other than uncertificated Fund Shares held by the Fund’s Transfer Agent pursuant to the Fund’s Automatic Dividend Reinvestment Plan) or deliver confirmation of the book-entry transfer of their Fund Shares into the Depositary’s account at the Book-Entry Transfer Facility and all other documents required hereby to the Depositary prior to the Expiration of the Offer may nevertheless tender their Fund Shares according to the guaranteed delivery procedures set forth in “Section 4. Procedures for Tendering Shares for Purchase,” of the Offer to Purchase. See Instruction 2 below under the section entitled “Instructions.” DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 1, 6, 7, AND 9)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 6, 7, AND 9)

To be completed ONLY if check(s) are to be issued in the name of someone other than the registered holder(s). Name: ____________________________________

          To be completed ONLY if certificates for Fund Shares not tendered or not purchased are to be issued in the name of the undersigned, but sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

(Please Print)
Issue Certificate to: ____________________________

Address:_______________________________	Name: _______________________________________
____________________________________	(Please Print)
____________________________________
(City, State, Zip Code)	Address:	_________________________________
_____________________________________
EMPLOYER IDENTIFICATION OR SOCIAL		_____________________________________
SECURITY NUMBER		(City, State, Zip Code)
___________________________________________

Ladies and Gentlemen:

          The undersigned hereby tenders to Bancroft Fund Ltd., a Delaware statutory trust (the “Fund”), the shares of the Fund’s beneficial interest, $0.01 par value per share (the “Fund Shares”) described below, in exchange for a price of 95% of NAV determined as of 5:00 p.m. Eastern Standard Time on the date of the Expiration of the Offer on the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”). Capitalized words used but not defined herein shall have the respective meanings given to them in the Offer to Purchase.

          Subject to, and effective upon, acceptance for payment of the Fund Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Fund Shares that are being tendered hereby and that are being accepted for purchase pursuant to the Offer (and any and all dividends, distributions, other Fund Shares or other securities or rights issued or issuable in respect of such Fund Shares on or after the Expiration of the Offer) and irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Fund Shares (and any such dividends, distributions, other Fund Shares or securities or rights), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates for such Fund Shares (and any dividends, distributions, other Fund Shares or securities or rights issued or issuable with respect to such Fund Shares on or after the Expiration of the Offer) or transfer ownership of such Fund Shares (and other dividends, distributions, other Fund Shares or securities or rights issued or issuable with respect to such Fund Shares on or after the Expiration of the Offer), together, in either such case, with all accompanying evidences of transfer and authenticity to or upon the order of the Fund, upon receipt by the Depositary, as the undersigned’s agent, of the purchase price; (b) present such Fund Shares (and any dividends, distributions, other Fund Shares or securities or rights issued or issuable with respect to such Fund Shares on or after the Expiration of the Offer) for transfer on the books of the Fund; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Fund Shares (and any dividends, distributions, other Fund Shares or securities or rights issued or issuable with respect to such Fund Shares on or after the Expiration of the Offer), all in accordance with the terms of the Offer.

          The undersigned hereby represents and warrants that: (a) the undersigned has full power and authority to tender, sell, assign, and transfer the tendered Fund Shares (and any and all dividends, distributions, other Fund Shares or other securities or rights issued or issuable in respect of such Fund Shares on or after the Expiration of the Offer); (b) when and to the extent the Fund accepts the Fund Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the tendered Fund Shares (and any and all dividends, distributions, other Fund Shares or securities or rights issued or issuable in respect of such Fund Shares on or after the Expiration of the Offer); and (d) the undersigned has read and agreed to all of the terms of the Offer including the information set forth in the Offer to Purchase.

          The undersigned (or the holders of legal title to the Fund Shares if legal and beneficial ownership are held by different persons) further represents and warrants that such party (a) will provide account and registration information at the time the Fund Shares are presented for purchase; (b) will complete the Authorization Instructions Form; and (c) will submit certain tax information as a condition to participation in the Offer. The undersigned understands that the Fund is not responsible for any errors or deficiencies in a submission and has no responsibility to notify shareholders of any deficiencies or errors in a submission.

          All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Fund Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration of the Offer in accordance with “Section 5. Withdrawal Rights,” of the Offer to Purchase. Except as provided in the Offer to Purchase, tenders made pursuant to the Offer are irrevocable.

          THE UNDERSIGNED TENDERS ALL UNCERTIFICATED FUND SHARES THAT MAY BE HELD IN THE NAME OF THE REGISTERED HOLDER(S) BY THE FUND’S TRANSFER AGENT PURSUANT TO THE FUND’S AUTOMATIC DIVIDEND REINVESTMENT PLAN.     ☐    YES                      ☐   NO

          Note: If you do not check either of the boxes above, uncertificated Fund Shares, if any, held in the name of the registered holder(s) by the Fund’s Transfer Agent pursuant to the Fund’s Automatic Dividend Reinvestment Plan will not be tendered.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
NOTE: SIGNATURES MUST BE PROVIDED BELOW.

          The undersigned understands that the valid tender of Fund Shares pursuant to any one of the procedures described in “Section 4. Procedures for Tendering Shares for Purchase,” of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and the Fund on the terms and subject to the conditions of the Offer.

          The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Fund Shares tendered hereby, or may accept for purchase fewer than all of the Fund Shares tendered hereby.

          Unless otherwise indicated herein, the undersigned requests: (a) the return of any certificates for Fund Shares not tendered or accepted for payment (and accompanying documents, as appropriate) in the name(s) of the registered holder(s) appearing in the table captioned “Description of Fund Shares Tendered”; (b) unless otherwise indicated under “Special Delivery Instructions,” the return of any certificates for Fund Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Fund Shares Tendered”; and (c) in the event that either the Special Delivery Instructions or the Special Issuance Instructions are completed, the return of such certificates to the person or persons so indicated. The undersigned recognizes that the Fund has no obligation pursuant to the Special Issuance Instructions to transfer any Fund Shares from the name of the registered holder thereof if the Fund does not accept for payment any of the Fund Shares so tendered. The undersigned further recognizes that the Special Issuance Instructions and the Special Delivery Instructions are not applicable to Fund Shares tendered by book-entry transfer, nor to uncertificated Fund Shares held by the Fund’s Transfer Agent pursuant to the Fund’s Automatic Dividend Reinvestment Plan which may be tendered hereby.

SIGN HERE
(IMPORTANT: ALSO COMPLETE AND SIGN THE
SUBSTITUTE FORM W-9 HEREIN)
(Signatures of Shareholder(s))

Dated: ____________________________

          (Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) for the Fund Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, agent, officer of a corporation or another person acting in a fiduciary or representative capacity, please see Instruction 6.)

Signature(s): __________________________________________________________________________
Name(s): _____________________________________________________________________________ (Please Print)
Representative Capacity (Full Title): ___________________________________________________________________
Address: _________________________________________________________________________________________
City: _______________________           State: ________________________           Zip Code: _____________________
Area Code and Telephone Number: ____________________________________________________________________
Employer Identification or Social Security Number: _______________________________________________________

GUARANTEE OF SIGNATURE(S)
(SEE INSTRUCTIONS 1 AND 6)

Authorized Signature(s): _________________________________________________________________________
Name: ______________________________________________________________________________ (Please Print)
Name of Firm: __________________________________________________________________________________
Address: _______________________________________________________________________________________
City: __________________________	State: ________________________	Zip Code: ______________
Dated: _____________________________

SUBSTITUTE (optional)		Account Number(s) (optional)
Name: _____________________________________
Address: ____________________________________________
	____________________________________________	Social Security Number OR
FORM W-9	____________________________________________
Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW
Department of the Treasury Internal Revenue Service		Employer Identification Number

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification		Awaiting TIN ☐

PART 2 — Certification. — UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
1. The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).

Certification Instruction. — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you failed to report all interest and dividends on your tax return.

SIGNATURE: ____________________________________
DATE: __________________________________________

NOTE:	FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU DO NOT HAVE A TAXPAYER IDENTIFICATION NUMBER BUT HAVE APPLIED OR WILL APPLY FOR A TAXPAYER IDENTIFICATION NUMBER AND HAVE NOT YET RECEIVED IT.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

          1. Signature Guarantees. No signature guarantee on this Letter of Transmittal is required if (a) this Letter of Transmittal is signed by the registered holder(s) of the Fund Shares (including, for purposes of this document, any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Fund Shares) tendered herewith, unless such holder(s) has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Issuance Instructions” herein, or (b) the Fund Shares tendered are tendered for the account of a firm (an “Eligible Institution”) which is a broker, dealer, commercial bank, credit union, savings association or other entity and which is a member in good standing of a stock transfer association’s approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 6.

          2. Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. This Letter of Transmittal is to be used only (a) if certificates are to be forwarded herewith, (b) if uncertificated Fund Shares held by the Fund’s Transfer Agent pursuant to the Fund’s Automatic Dividend Reinvestment Plan are to be tendered, or (c) if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in “Section 4. Procedures for Tendering Shares for Purchase,” of the Offer to Purchase. Certificates for all physically tendered Fund Shares, or confirmation of a book-entry transfer in the Depositary’s account at the Book-Entry Transfer Facility of Fund Shares tendered by book-entry transfer, together, in each case, with a properly completed and duly executed Letter of Transmittal with any required signature guarantees, and all other documents required by this Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth herein and must be received by the Depositary prior to Expiration of the Offer. Shareholders whose certificates are not immediately available or who cannot deliver Fund Shares and all other required documents to the Depositary prior to Expiration of the Offer, or whose Fund Shares cannot be delivered on a timely basis pursuant to the procedures for book-entry transfer prior to Expiration of the Offer, may tender their Fund Shares by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery, which must be received by the Depositary prior to Expiration of the Offer, and by otherwise complying with the guaranteed delivery procedures set forth in “Section 4. Procedures for Tendering Shares for Purchase,” of the Offer to Purchase. Pursuant to such procedures, the certificates for all physically tendered Fund Shares, or confirmation of book-entry transfer, as the case may be, as well as a properly completed and duly executed Letter of Transmittal, and all other documents required by this Letter of Transmittal, must be received by the Depositary prior to 5:00 p.m. Eastern Standard Time on the second AMEX trading day after the date of execution of the Notice of Guaranteed Delivery, all as provided in “Section 4. Procedures for Tendering Shares for Purchase,” of the Offer to Purchase.

          THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL, AND ANY OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING SHAREHOLDER. IF SHAREHOLDERS SEND DOCUMENTS BY MAIL, THE FUND RECOMMENDS USE OF REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED. Shareholders have the responsibility to cause: (a) tender of their Fund Shares for purchase (in proper certificated or uncertificated form); (b) the timely delivery of a properly completed Letter of Transmittal (or a copy or facsimile thereof) (including original signature(s) and the original of any required signature guarantee(s)); and (c) the timely delivery of all other documents required by the Letter of Transmittal. Timely delivery is a condition precedent to acceptance of Fund Shares for purchase pursuant to the Offer.

          No alternative, conditional or contingent tenders will be accepted. All tendering shareholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for purchase of Fund Shares.

          3. Lost Certificates. In the event that any shareholder is unable to deliver to the Depositary the Fund certificate(s) representing his, her or its Fund Shares due to the loss or destruction of such Certificate(s), such fact should be indicated on the face of this Letter of Transmittal. In such case, the shareholder should also contact American Stock Transfer & Trust Company, the Fund’s transfer agent (the “Transfer Agent”), at (718) 921-8317, to report the lost or destroyed share certificates. The Transfer Agent will forward additional documentation which such shareholder must complete to surrender such lost or destroyed Certificate(s) effectively (including affidavits of loss and indemnity bonds in lieu thereof). There may be a fee charged with respect of lost or destroyed certificates.

          4. Inadequate Space. If the space provided is inadequate, the number of Shares should be listed on a separate signed schedule attached hereto.

          5. Partial Tenders and Unpurchased Shares. (Not applicable to shareholders who tender by book-entry transfer.) If fewer than all the Fund Shares evidenced by any certificate submitted are to be tendered, fill in the number of Fund Shares which are to be tendered in the column entitled “Number of Fund Shares Tendered.” In such case, a new certificate for the remainder of the Fund Shares evidenced by the old certificate(s) will be issued and sent to the registered holder, unless otherwise specified in the “Special Issuance Instructions” or “Special Delivery Instructions” boxes in this Letter of Transmittal, as soon as practicable after the Expiration of the Offer. All Fund Shares represented by certificates listed and delivered to the Depositary are deemed to have been tendered unless otherwise indicated.

          6. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

          (a) If the Letter of Transmittal is signed by the registered holder of the Shares tendered hereby, the signatures(s) must correspond with the name(s) in which the Shares are registered.

          (b) If the Shares are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

          (c) If any tendered Shares are registered in different names it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Shares.

          (d) When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and, if applicable, of the certificates transmitted hereby, no endorsements of certificates or separate authorizations are required.

          (e) If this Letter of Transmittal or any certificates or authorizations are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to the Fund of their authority so to act.

          7. U.S. Securities Transfer Taxes. The Fund will pay all the taxes, if any, payable on the transfer to it of Shares purchased pursuant to the Offer. If tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

          8. Tender of More than 758,754 Fund Shares. If more than 758,754 Fund Shares are duly tendered pursuant to the Offer (and not withdrawn as provided in “Section 5. Withdrawal Rights,” of the Offer to Purchase), the Fund, subject to the conditions listed in “Section 3. Certain Conditions of the Offer,” of the Offer to Purchase, may, in its sole discretion, take up and pay for all or a portion of such excess Fund Shares, and if not all tendered Fund Shares are taken up and paid for, the Fund shall take up and pay for the tendered Fund Shares on a pro rata basis, or as close as possible thereto without the Fund’s being required to take up or pay for any fractional Fund Shares. Certificates representing Fund Shares tendered but not purchased will be returned promptly following the termination, expiration or withdrawal of the Offer, without further expense to the participating shareholder.

          9. Special Issuance and Delivery Instructions. If certificates for Fund Shares not tendered or not purchased are to be issued in the name of a person other than the person signing this Letter of Transmittal or if such certificates are to be sent to someone other than the person signing this Letter of Transmittal or to the person signing this Letter of Transmittal at an address other than that shown above, the shareholder must complete the box captioned “Special Issuance Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal.

          10. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by the Fund in its sole discretion, whose determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Shares or any particular shareholder, and the Fund’s interpretations of the terms and conditions of the Offer (including these instructions) will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. Neither the Fund, the Adviser, the Transfer Agent, nor any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

          11. Requests for Assistance and Additional Copies. Requests for assistance should be directed to, and additional copies of the Offer to Purchase, the Notice of Guaranteed Delivery and this Letter of Transmittal may be obtained from, the Information Agent at the address set forth at the end of this Letter of Transmittal, or from your broker, dealer, commercial bank, trust company, or other nominee. The Information Agent will also provide shareholders, upon request, with a Certificate of Foreign Status (Form W-8 or other appropriate type of Form W-8).

          12. Backup Withholding. Each participating U.S. Shareholder must provide the Depositary with the shareholder’s taxpayer identification number on the Substitute Form W-9 set forth in this Letter of Transmittal, with the required certifications being made under penalties of perjury. If the shareholder is an individual, the taxpayer identification number is his or her social security number. If the Depositary is not provided with the correct taxpayer identification number, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service in addition to being subject to backup withholding. FAILURE OF A PARTICIPATING U.S. SHAREHOLDER TO PROVIDE THE DEPOSITARY WITH A COMPLETED FORM W-9 WILL RESULT IN A DEFECTIVE SUBMISSION AND THE FUND WILL BE UNABLE TO PURCHASE SUCH SHAREHOLDER’S FUND SHARES.

          Each participating non-U.S. Shareholder must submit a properly executed Certificate of Foreign Status (Form W-8BEN or other appropriate type of Form W-8 along with any required attachment, if any), signed under penalties of perjury, attesting to that person’s exempt status. Form W-8 can be found on the IRS website at www.irs.gov/formspubs/index.html. FAILURE OF A PARTICIPATING NON-U.S. SHAREHOLDER TO PROVIDE THE DEPOSITARY WITH THE APPROPRIATE COMPLETED FORM W-8 WILL RESULT IN A DEFECTIVE SUBMISSION AND THE FUND WILL BE UNABLE TO PURCHASE SUCH SHAREHOLDER’S FUND SHARES.

IMPORTANT: This Letter of Transmittal (together with certificates for Fund Shares and all other required documents) or the Notice of Guaranteed Delivery must be received by the Depositary prior to Expiration of the Offer at the appropriate address set forth below:

The Depositary for the Offer is:

American Stock Transfer & Trust Company

By First Class Mail:	Overnight Courier:	By Hand:

Operations Center 6201 15th Avenue Brooklyn, NY 11219 Attn: Reorganization Department	59 Maiden Lane Concourse Level New York, NY 10038 Attention: Reorganization Department	59 Maiden Lane Concourse Level New York, NY 10038 Attention: Reorganization Department

By Facsimile: (718) 234-5001 Confirm Facsimile Transmission: (877) 248-6417 or (718) 921-8317

Questions or requests for assistance or for additional copies of the Offer to Purchase, the Letter of Transmittal, or

other material in connection with the Offer may be directed to the Information Agent at its address and telephone number set forth below. Shareholders may also contact their brokers, dealer, commercial bank, or trust company for assistance concerning the Offer.

The Information Agent for the Offer is:

The Altman Group, Inc.
1200 Wall Street West
Lyndhurst, NJ 07071
Toll Free: (866) 416-0576